UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               June 5, 2012

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780,
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers

On June 5, 2011, Joy Global Inc. (the “Company”) appointed James E. Agnew Vice President, Controller and Chief Accounting Officer effective immediately.  Ricky T. Dillon will relinquish his Chief Accounting Officer role as of such date and remain the Company’s Vice President – Finance, Surface Mining.

Mr. Agnew, age 41, has been Vice President, Controller of the Company since March 2012.  Mr. Agnew was previously Corporate Controller of The Manitowoc Company, Inc. (“Manitowoc”), a publicly traded manufacturer of products for the crane and foodservices industries, since October of 2007.  Mr. Agnew was responsible for the accounting activities of Manitowoc, including corporate accounting, SEC reporting and internal control oversight.  From January 2006 to October 2007, Mr. Agnew held a Global Controllership position for General Electric Healthcare, a division of General Electric Company.

Mr. Agnew’s annual salary will be $234,000 and he will participate in the Company’s annual bonus plan, with a target bonus of 40% of base salary and payout dependent upon achievement of individual and Company performance objectives.  In connection with his appointment, the Human Resources and Nominating Committee of the Board of Directors provided Mr. Agnew with initial equity awards under the Joy Global Inc. 2007 Stock Incentive Program consisting of 3,000 stock options, 1,200 restricted stock units, and 1,200 performance shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: June 5, 2012	By:	/s/ Michael S. Olsen
Michael S. Olsen
Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)